Exhibit 99.2

Date:	October 6, 2014

To:	All Employees of Our Global Company

From:	Brent Saunders, CEO & President

Re:	Actavis Announces Acquisition of Durata Therapeutics; Expands Infectious Disease Product Portfolio

I am pleased to announce that Actavis has reached an agreement to acquire Durata Therapeutics (NASDAQ: DRTX), an innovative pharmaceutical company headquartered in Chicago, IL, USA. Durata is focused on the development and commercialization of novel therapeutics for patients with infectious diseases and acute illnesses.

This combination, if successfully completed, will immediately enhance Actavis’ infectious disease portfolio with the addition of the global rights to Dalvance™, the first and only IV antibiotic for acute bacterial skin and skin structure infections (ABSSSI) with once-a-week dosing for two weeks. Dalvance™ is effective against a range of gram positive bacteria, including MRSA. Dalvance™ was approved by the U.S. Food and Drug Administration earlier this year, and a Marketing Authorization Application is currently under review by the European Medicines Agency.

Dalvance™ is a novel antibiotic that can be used in multiple sites of care. It complements our Teflaro® product and ceftazidine-avibactam, currently in late-stage development, which are intended for use in the inpatient setting. Dalvance™ is a highly differentiated product with documented efficacy, safety and tolerability, and its acceptance by health care providers will be enhanced by Actavis’ best-in-class commercial infrastructure and complementary product line.

With the acquisition of Durata, we take the next step in the execution of our strategy to build out our therapeutic areas with innovation and scale. Actavis will have a strong anti-infective franchise, and will be in an enviable position to offer innovative solutions to physicians while providing value to hospitals and healthcare systems in advancing the treatment of patients in the outpatient and inpatient settings.

What happens next? This acquisition is subject to customary conditions, including review by the U.S. Federal Trade Commission (FTC) under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). The closing of this transaction, if approved, is expected to occur by late this year or early next year.

This is an exciting development for Actavis and Durata. It demonstrates our commitment to making smart, targeted investments that complement our existing businesses and position our Company for continued long-term growth and success. We are committed to keeping you informed as the transaction progresses.

More information about this is announcement is available on www.actavis.com, myActavis and www.OurWinningWay.com.

Notice to Investors

The tender offer for the outstanding common stock of Durata referred to in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Durata common stock will be made pursuant to an offer to purchase and related materials that Actavis intends to file with the Securities and Exchange Commission. At the time the offer is commenced, Actavis will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and thereafter Durata will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. Additionally, Durata and Actavis will file other relevant materials in connection with the proposed acquisition of Durata by Actavis pursuant to the terms of the merger agreement. These materials will be sent free of charge to all stockholders of Durata when available. In addition, all of these materials (and all other materials filed by Durata with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Actavis and when available may be obtained by directing a request to Actavis’ Investor Relations Department at (862) 261-7488. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by Durata by contacting Durata Investor Relations at (312) 219-7017.

INVESTORS AND SHAREHOLDERS OF DURATA ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER OR MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.